EXHIBIT 10.8


                                                                               1





                                      LEASE

                                     Between

                         BCE ASSOCIATES, L.P., Landlord

                                       and

                               MEDJET INC., Tenant

                                      As of

                             Dates: November 9, 2001



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                                TABLE OF CONTENTS


ARTICLE 1.                      DEMISE OF PREMISES
ARTICLE 2.                      TERM
ARTICLE 3.                      RENT
ARTICLE 4.                      BASE RENT ADJUSTMENT
ARTICLE 5.                      SECURITY
ARTICLE 6.                      COMPLETION AND POSSESSION
ARTICLE 7.                      USE OF PREMISES
ARTICLE 8.                      REPAIR, REPLACEMENTS, ALTERATIONS
ARTICLE 9.                      TENANT COVENANTS
ARTICLE 10.                     LANDLORD'S SERVICES
ARTICLE 11.                     ASSIGNMENT, SUBLETTING, ETC.
ARTICLE 12.                     LANDLORD'S RIGHTS
ARTICLE 13.                     DAMAGE BY FIRE, ETC.
ARTICLE 14.                     CONDEMNATION
ARTICLE 15.                     COMPLIANCE WITH LAWS
ARTICLE 16.                     DAMAGE TO PROPERTY
ARTICLE 17.                     SUBORDINATION
ARTICLE 18.                     NOTICES
ARTICLE 19.                     CONDITIONS OF LIMITATION
ARTICLE 20.                     RE-ENTRY BY LANDLORD
ARTICLE 21.                     DAMAGES
ARTICLE 22.                     WAIVER BY TRIAL BY JURY
ARTICLE 23.                     NO WAIVERS
ARTICLE 24.                     PARTIES BOUND
ARTICLE 25.                     CURING TENANT'S DEFAULTS
ARTICLE 26.                     MORTGAGEE'S NOTICE AND OPPORTUNITY
                                TO CURE
ARTICLE 27.                     TENANT'S ENVIRONMENTAL RESPONSIBILITIES
ARTICLE 28.                     MISCELLANEOUS
ARTICLE 29.                     INABILITY TO PERFORM
ARTICLE 30.                     ABANDONED PERSONAL PROPERTY
ARTICLE 31.                     EXCULPATION
ARTICLE 32.                     ARTICLE HEADINGS
ARTICLE 33.                     QUIET ENJOYMENT
ARTICLE 34.                     HOLDING OVER
ARTICLE 35.                     RELOCATION
ARTICLE 36                      PARKING SPACES


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                                                                               3


                               AGREEMENT OF LEASE

Between BCE ASSOCIATES, L.P., a limited partnership of the State of New Jersey (hereinafter called "Landlord"), and MEDJET INC., a Delaware corporation, having an address at 1090 King Georges Post Road, Edison, New Jersey (hereinafter called "Tenant").


                                    PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

          In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

          (1)       Date of Lease: November 9, 200l

          (2)       Exhibits:

          The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

                  Exhibit A:          Site Plan
                  Exhibit B:          Landlord's Work
                  Exhibit B-1         Floor Plan
                  Exhibit C:          Omitted
                  Exhibit D           Rules and Regulations
                  Exhibit E           Building Maintenance Specification
                  Exhibit F           Environmental Disclosure Affidavit

          (3) Building: Business Center at Edison, 1090 King Georges Post Road, Edison, NJ.

          (4) Premises or Demised Premises: Outlined on Exhibit A -1,434 gross rentable square feet, Unit 307

          (5) Land: Lots 1.D, 1.E, 1.F in Block 390.B on Tax Map of the Township of Edison, Middlesex County, New Jersey.

          (6)       Term: One (1) year



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          (7)       Base Rent:

                        Lease Year     Annual Base Rent       Monthly Base Rent:
                        --------------------------------------------------------
                             1             $22,944.00               $1,912.00

          (8)       Electric Charge:       $1,792.50 per annum or 149.38 per
                                           month, unless Landlord elects to
                                           survey Tenant's electric use as
                                           provided for in 10.F.2.

          (9)       Tenant's Percentage:   1.15%

          (10)      Base Year:             2001

          (11)      Security:              $3,824.00

          (12)      Estimated Commencement
                    Date:                  November 15,2001, subject to
                                           adjustment as per Article 6

          (13)      Termination Date:      Last day of the month, which is one
                                           (1) year (plus the partial month in
                                           which the Commencement Date occurs),
                                           after the Commencement Date.

          (14)      Permitted Use:         General Office

          (15)      Tenant's Address:      1090 King Georges Post Road
                                           Suite 307
                                           Edison, NJ 08837

          (16)      Landlord's Address:    P.O. Box 1234
                                           1600 St. Georges Avenue
                                           Rahway, NJ 07065

          (17)      Broker:                Zimmel Associates



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                              W I T N E S S E T H:

          1. DEMISE OF PREMISES. Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the premises for the term which premises include Tenant's nonexclusive right to the use of all common areas both inside the buildings and out as well as Tenant's nondesignated non-exclusive right to the use of four (4) parking places per 1,000 gross rentable square feet.

          2. TERM. The term shall commence on the commencement date (subject to Article 6 hereof) and shall end on the termination date or on such other date as the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. Whenever reference is made in this Lease to "lease year", the same shall mean each twelve (12) month period commencing January 1 and terminating December 3 1, except that in the event of the termination of this Lease on any day other than the last day of a lease year, then the last lease year shall be the period from the preceding January 1 to such date of termination, and in the event that the commencement date is other than January 1, then the first year shall be on the period from the commencement date until the following December 31.

          3. RENT.

             A. The base rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term (except that Tenant shall pay the first monthly installment on the execution hereof), plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all of which shall be paid to Landlord at Landlord's address, or at such other place or to such other person as Landlord may designate, in lawful money of the United States of America. Base rent, additional rent and other charges hereunder are sometimes collectively referred to herein as "rent".

             B. Tenant does hereby covenant and agree to pay the rent herein reserved as and when the same shall become due and payable, without demand therefor and without any set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept and performed.

             C. There shall be a late charge equal to ten (10%) percent on all payments of rent hereunder which are made more than seven (7) days after the due date thereof, in the event Tenant fails or refuses to pay rent hereunder and Landlord institutes suit for the collection of same, Tenant agrees to reimburse Landlord, as additional rent hereunder, for all reasonable expenses incurred by Landlord in connection therewith, including, but not limited to, reasonable attorney's fees. From and after the date that any Rent or Additional Rent becomes due hereunder, such Rent and Additional Rent shall bear interest at the rate of eighteen (18%) percent per annum until such sums are paid.

             D. Whenever in this Lease Tenant is required to pay additional rent or other charges to Landlord, Landlord shall have all remedies for the collection thereof that it may have for the non-payment of base rent hereunder.

             E. If, by reason of any of the provisions of this Lease, the obligation of Tenant to commence the payment of rent under this Lease shall be on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated based upon one-thirtieth (1/30th) thereof per diem.


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          4. BASE RENT ADJUSTMENT.

             A. As used in, and for the purposes of this Article:

                 (i) "taxes" shall mean real estate taxes and assessments, special or otherwise, levied upon or with respect to the Building and the Land, imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for or in lieu of a real estate tax or assessment) and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for the operation thereof, provide that if, because of any change in the method of taxation of real estate, any other of additional tax or assessment is imposed upon Landlord or upon or with respect to the Land and/or Building or the rents or income therefrom, as or in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, or personal property tax of the type referred to above, such other tax or assessment shall also be deemed a real estate tax.

                 (ii) "operating expenses" shall mean and include those expenses incurred in respect to the operation, maintenance, management and safekeeping of the Land and Building in accordance with accepted principles of sound management and accounting practices as applied to the operation, maintenance and safekeeping of non-institutional first class office buildings. Such expenses shall not include (1) expenses for any capital improvements made to the Land or Building, except that capital expenses for improvements which result in savings of labor costs shall be included at the lesser of the cost of such improvement amortized over the useful life of the improvement and the annual savings in labor costs resulting from the improvement; (2) expenses for painting, redecorating or other work which Landlord, at its expense, performs for Tenant or for any other tenant in leased areas of the Building other than painting, redecorating or other work which is standard for or periodically performed in the Building; (3) interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; and (4) electricity paid for by any tenant of the Building.

                 (iv) "base expenses" shall mean the operating expenses for the base year.

                 (v) "lease year" shall mean each calendar year in which occurs any part of the term subsequent to the base year.

                 (vi) "tax year" shall mean each calendar year in which occurs any part of the term.

             B. As soon as practicable after each lease year, Landlord will furnish Tenant a statement which shall show a comparison of the operating expenses for the preceding lease year to the base expenses. On the first day for the payment of base rent hereunder following the furnishing of such comparative statement, (i) Tenant shall pay to Landlord a sum (the "expense increase") equal to Tenant's Percentage of the increase, if any, of the operating expenses for the preceding lease year over the base expenses; (ii) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the expense increase multiplied by the number of months then elapsed commencing with the first day of the current lease year and, in advance, one-twelfth (1/12th) of the expense increase in respect of the then current month; and (iii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of base rent payable under this Lease shall be increased by an amount equal to one-twelfth (1/12th) of the expense increase.


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             C. As soon as practicable after the base year, Landlord will furnish Tenant a statement which shall show a comparison of the taxes for the then current tax year to the tax base. The increase, if any, of taxes for the then current tax year over the tax base, when multiplied by Tenant's Percentage, is herein referred to as the "tax increase". On the first day for the payment of base rent hereunder following the furnishing of such comparative statement, (i) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the tax increase multiplied by the number of months elapsed commencing with the first day of the then current tax year and, in advance, one-twelfth (l/l2th) of the tax increase in respect of the then current month; and (ii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of base rent payable under this Lease be increased by an amount equal to one-twelfth (1/12th) of the tax increase.

             D. If prior to the receipt by Tenant of a comparative statement from Landlord pursuant to sub-paragraphs B or C above, Tenant has paid any expense increase or tax increase with respect to the lease year for which that comparative statement was submitted, then appropriate credits and/or adjustments shall be made to reflect the expenses which Tenant may have previously paid in whole or in part or may then be paying.

             E. In the event Landlord shall obtain a refund for any taxes or operating expenses after payment by Tenant of any tax increase or expense increase relative thereto, Landlord shall give Tenant an appropriate credit or reimbursement which shall reflect any reasonable costs and expenses incurred by Landlord in obtaining the refund.

             F. If Tenant shall dispute in writing any specific item or items included by Landlord in any statement furnished by Landlord to Tenant in accordance with subparagraphs (b) or (c) above, and such dispute is not amicably settled between Landlord and Tenant within thirty (30) days after statement therefor has been rendered, either party may, during the thirty (30) days (upon written notice to the other party accompanied by a copy of its letter of submission setting forth the items of dispute) refer such disputed item or items to arbitration in accordance with the provisions of this Lease and the decision rendered in such arbitration shall be conclusive and binding upon Landlord and Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered unless otherwise determined in such arbitration. Landlord shall have the right, for a period of twelve (12) months after the rendering of any statements (or for a longer period, if reasonably required in order to ascertain the facts) to send corrected statements to Tenant, and any rent required thereby shall be paid by Tenant within thirty (30) days thereafter. If Tenant shall not so dispute any item or items of any statement or corrected statement within thirty (30) days after such statement or corrected statement has been rendered, Tenant shall be deemed to have approved such statement or corrected statement. Notwithstanding anything contained herein to the contrary, Tenant shall make payments in accordance with Landlord's invoices until such time as any dispute hereunder is resolved. Upon resolution, Landlord and Tenant shall make appropriate adjustments, if required.

             G. Landlord shall keep, for a period of sixty (60) days after statements are rendered as provided in this Article 4, records in reasonable detail of the items covered by such statements and shall permit Tenant, upon the giving of reasonable prior notice, to examine and audit such records to verify such statements, at reasonable times during business hours.

          5. SECURITY. Tenant has deposited the Security with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any rents as to which Tenant is in default or for any sum which

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Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To the extent that Landlord, during the term hereof, so uses, applies or retains all or any part of the Security, Tenant shall, on demand, promptly restore the Security to its original amount. The Security (less any portions thereof used, applied as retained by Landlord in accordance with the provisions of this Article 5) shall be returned to Tenant after the termination date (or after such other date when the term may expire or be terminated, without the fault of Tenant, pursuant to the provisions of this Lease or pursuant to law) and after delivery of entire possession of the premises to Landlord in accordance with the provisions of this Lease. In the event of a sale or leasing of the Land and Building, Landlord shall have the right to transfer the Security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security. It is agreed that the provisions hereof shall apply to every such transfer or assignment made of the Security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          6. COMPLETION AND POSSESSION.

             A. Landlord shall exercise reasonable diligence and shall endeavor to have the premises ready for Tenant's possession on or before the commencement date designated in the Preamble to this Lease, subject to delay by causes beyond the reasonable control of Landlord or by the action or inaction of Tenant. If the premises arc not ready for Tenant's possession within the meaning of this
Article 6 on such commencement date, then this Lease shall not be affected thereby but, in such case, the commencement date shall be deemed to be postponed until the date when the premises are ready for Tenant's possession and Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason of any such postponement. The parties hereto agree that this Article 6 constitutes an express provision as to the time at which Landlord may deliver possession of the premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to any law now or hereafter in force.

             B. The premises shall be conclusively deemed ready for Tenant's possession as soon as (1) a certificate (temporary or final) permitting occupancy of the premises for the permitted use has been issued by the required governmental body, and (2) the substantial completion of Landlord's Work, at which time the rent reserved and covenanted to be paid by Tenant under this Lease shall commence. The premises shall not be deemed to be unready for Tenant's possession or incomplete if (i) only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the premises, (ii) the delay in the availability of the premises for possession shall be due to special work, changes, alterations or additions required or made by Tenant in the premises, (iii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, (iv) caused in whole or in part by delay and/or default of the part of Tenant and/or its subtenant or subtenants, or (v) the telephone installation in the premises has not been completed.

             C. Tenant, by entering into possession of the premises, shall be conclusively deemed to have agreed that Landlord up to the time of such possession has performed all of its obligations hereunder and that the premises are in satisfactory condition as of the date of such possession except only for latent defects.

             D. In the event possession of the premises (herein referred to as the "possession date") is delivered to Tenant pursuant to this Article 6 on a day other than the commencement date set forth in the


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                                                                               9

Preamble to this Lease, then the commencement date shall be deemed to be the same day as the possession date and the termination date set forth in the Preamble to this Lease shall be adjusted accordingly and the term of the Lease, as also set forth in said Preamble, shall remain the same. Upon the determination of the Rent Commencement Date, Landlord shall send Tenant a Rent Commencement Date Letter specifying the Rent Commencement Date, the termination date and confirmation of certain other business terms of this Lease which Rent Commencement Letter shall become a part of this Lease and binding on Tenant and Landlord if Tenant does not give Landlord notice of its disagreement with any of the provisions of such Rent Commencement Letter within ten (10) days after the date of such Letter.

          7. USE OF PREMISES.

             A. The premises shall be used and occupied only for the permitted use described in the Preamble to this Lease and for no other use or purpose. The population density within the Premises as whole shall at no time exceed one person for each 250 rentable square feet in the Premises. Tenant shall not use or permit the use of the premises or any part thereof in any way which would violate any certificate of occupancy for the Building, the premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the premises or any part thereof to be used in any manner or permit anything to be done therein or suffer or permit anything to be brought into or kept in the premises which, in the reasonable judgment of Landlord, shall in any way impair or interfere with any of the Building services or the proper and economical heating, cleaning, air conditioning or other servicing of the Building or the premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

             B. If any governmental license or permit (other than the certificate of occupancy required to be obtained by Landlord pursuant to Article 6 hereof) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the premises, and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the terms and conditions of each such license or permit.

             C. If by reason of failure of Tenant to comply with the provisions of this Lease, including but not limited to the manner in which Tenant uses or occupies the premises, the insurance rates shall at the commencement of the term or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure or use by Tenant, and Tenant shall make such reimbursement upon the first day of the month following the billing to Tenant of such additional cost by Landlord.

          8. REPAIRS, REPLACEMENTS, ALTERATIONS.

             A. Tenant shall take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall make, at its own expense, all repairs and replacements required to keep the demised premises and fixtures in good working order and condition except (1) structural repairs, (2) repairs required to be made by Landlord pursuant to Article 13 hereof, and (3) such repairs as may be required of Landlord in furnishing the services specified in
Article 10 hereof. Landlord shall maintain, at its own expense, all light bulbs, fluorescent tubes, and lighting fixtures in the demised premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Landlord shall be at least equal in quality to the original work. Tenant shall not make any installations, alterations, additions or

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                                                                              10

improvements in or to the demised premises without first obtaining Landlord's written consent thereto, and shall make the same and all repairs only between such hours and by such contractors or mechanics as may be supplied or approved by Landlord. All alterations, decorations, installations, additions or improvements upon the demised premises made by either party (including but not limited to paneling, partitions, railings, and the like), except Tenant's movable fixtures and furniture, shall, unless Landlord elects otherwise (by notice in writing to Tenant given not less than twenty (20) days prior to the expiration or other termination of this Lease or of any renewal or extension thereof) become the property of Landlord and shall remain upon, and be surrendered with, said premises, as a part thereof, at the end of said term or renewal term, as the case may be. If Landlord shall elect otherwise, then Tenant shall remove, at its expense, such alterations, installations, additions or improvements made by Tenant upon the premises as Landlord shall specify, and Tenant shall repair and restore the premises to its original condition at Tenant's sole expense prior to the termination date.

             B. If, because of any acts or omission of Tenant or anyone claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the demised premises, the Land or the Building, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record within twenty (20) days after the date of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

             C. In the event Tenant makes any repairs, replacements, or alterations in or to the demised premises, any contractors or subcontractors employed by Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or strikes against or involving the Landlord or the Building. Tenant will inform Landlord, in writing, of the names of contractors and/or subcontractors Tenant proposes using to do work on its behalf within the Building at least seven (7) days prior to the beginning of any permitted work. Landlord reserves the right to reject any and all of the proposed contractors and/or subcontractors. All approved contractors and/or subcontractors shall submit Certificates of Insurance naming Landlord as an additional insured. In the event of any strike or dispute, Tenant will cause any persons involved in such work to leave the demised premises immediately after receipt of notice from Landlord demanding the same.

          9. TENANT COVENANTS. Tenant covenants and agrees that Tenant will:

             A. Faithfully observe and comply with any reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation, maintenance or safekeeping of the Land and Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (i) in the case of any conflict, the provisions of this Lease shall control, (ii) nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations upon any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

             B. Permit Landlord and any mortgagee of the Building or of the Building and the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the premises at all reasonable hours, for the purposes of inspection, or of making repairs, replacements or improvements in or to the premises or the Building or equipment, or of complying with any laws, orders, and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or


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                                                                              11

improvements or while performing work and furnishing materials in connection with the compliance with any such laws, orders or requirements to keep and store within the premises all necessary materials, tools and equipment). Nothing herein contained, however, shall be deemed or construed to impose upon Landlord or any mortgagee of Landlord's interest in the Land and/or Building, any obligation, responsibility or liability whatsoever for the care, supervision or repair of the premises or Building or any parts thereof other than as herein provided.

             C. Make no claim against Landlord for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, unless caused by the negligence of Landlord, its employees, agents or servants.

             D. Not bring or keep in the premises any property other than such as might normally be brought upon or kept in the premises as an incident to the reasonable use of the premises for the purposes herein specified.

             E. Not violate, or permit the violation of, any reasonable conditions imposed by Landlord's insurance carriers, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord.

             F. Permit Landlord, during business hours within the nine (9) month period next preceding the termination date with respect to all or any part of the premises, to show the same to prospective new tenants.

             G. Quit and surrender the premises at the expiration or earlier termination of the term broom clean and in as good condition as ordinary wear and reasonable use will permit, except for repairs caused by fire or other casualty, and, subject to Landlord's exercise of the election provided in
Article 8, with all installations, alterations, additions and improvements, including partitions which may have been installed by either of the parties upon the premises (except that Tenant's removable fixtures and furniture shall remain Tenant's property, and Tenant shall remove the same). Tenant's obligations to observe and perform this covenant shall survive the said expiration or earlier termination of this Lease.

             H. At any time and from time to time upon not less than ten (10) days prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications), and the dates to which rent has been paid in advance, and stating the commencement and expiration dates of the lease, current monthly charges, security deposits, whether Tenant claims any offsets and such other items as are requested by Landlord. The estoppel shall also state whether or not, to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any lessor under any ground of underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein.

             I. Indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any act or omission whatsoever done by or on behalf of Tenant in or about the demised premises as well

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                                                                              12

as from the use and occupancy of the premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord.

             J. Not place this Lease on record without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary. The recording of the Lease or a memorandum thereof by Tenant without Landlord's consent shall constitute a default hereunder.

             K. Indemnify, defend and hold Landlord harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expenses (including but not limited to, counsel fees incurred in the defense of any action or proceeding) to which Landlord may be subject or suffer by reason of Tenant's having had dealings with respect to the premises or this Lease with any real estate agent or broker, other than Broker named herein.

             L. During the term hereof, maintain and deliver to Landlord public liability and property damage insurance policies (or certificates thereof) with respect to the premises, in which Landlord and Landlord's managing agent, Tenant and Landlord's mortgagee and/or ground lessor, if required, shall be named as additional insureds, for a minimum of One Million ($1,000,000) Dollars combined single limit for coverage purposes only, with no obligation on the part of Landlord, Landlord's mortgagee and/or ground lessor to pay premiums. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least fifteen (15) days notice to Landlord of cancellation and shall name Landlord and Landlord's managing agent as additional insureds. At least ten (10) days before the expiration of any such policy. Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord may procure and/or pay for the same and the amounts so paid by Landlord shall be added to the installment of rent becoming due on the first of the next succeeding month and shall be collected as additional rent hereunder.

          10. LANDLORD'S SERVICES. Provided Tenant is not in default under any of the covenants, terms, conditions or provisions of this Lease beyond the applicable grace period provided herein, Landlord shall furnish the following services:

             A. Air cooling during "Business Hours" on "Business Days" (as those terms are hereinafter defined) when, in the reasonable judgment of Landlord, it may be required for the comfortable occupancy of the demised premises. At other times during Business Days and similar hours, Landlord shall provide ventilation for the demised premises. Tenant at all times agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of its heating, air conditioning and ventilation systems. Landlord shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fans ventilating and machine rooms and electrical closets; and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's full access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Tenant agrees that

Tenant, its agents, employees or contractors shall not at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Lessor's said mechanical installations.

             B. Omitted.

             C. Heat, when and as required by law, on Business Days during Business Hours.

             D. Janitorial Services for the demised premises. Tenant shall pay to Landlord the cost of removal from the Building of any of Tenant's refuse and rubbish which exceeds the retie and rubbish usually attendant upon the use of such premises as offices. Bills for the same shall be rendered by Landlord to Tenant and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid, as additional rent. Alternatively, Tenant shall use Landlord's contractors or employees, at the option of the Landlord, for the removal of such excess rubbish and refuse and Tenant agrees to pay reasonable charges therefor.

             E. Cold and hot water at standard building temperatures to all lavatories, public or private, for ordinary drinking, cleaning, sanitary and lavatory purposes.

             F. 1. Electric current, with the understanding, however, that the base rent described in the Preamble to this Lease does not include the cost of electricity consumed by Tenant in the demised premises (except for the cost of electricity consumed for heating and cooling which shall be paid for by Landlord) and Tenant shall, in addition to such base rent, be required to pay the costs of the Electric Charge set forth in the Preamble as a condition for the furnishing by Landlord of electric current to the demised premises. Such charges shall include the costs of supplying electricity for (a) all lighting fixtures in the demised premises, and (b) all receptacles in the demised premises. Such charges shall be calculated and be payable in the manner hereinafter set forth.

                 2. From and after the Commencement Date, Tenant shall pay the Electric Charge as set forth in the Preamble. At any time during the Term of the Lease, Landlord may cause a survey to be made by a reputable independent electrical engineer or similar agency of the estimated use of electric energy (other than for heat and air conditioning) to the demised premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates (the "Surveyed Electric Charge"). In the event of such a survey, Tenant shall pay Landlord the Survey Electric Charge, as so calculated, on a monthly basis, as additional rent, together with its payment of base rent.

                 Landlord shall have the right, at any time during the term of this Lease, to cause the demised premises to be resurveyed. In the event that such resurvey shall indicate increased electrical consumption by Tenant to Landlord for premises, there shall be an adjustment in the amount paid by Tenant to Landlord for Tenant's electrical energy charge in accordance with the survey as well as an adjustment retroactive to the date Landlord reasonably establishes Tenant's increase in electrical consumption in excess of the consumption established by the prior survey.

                 Landlord shall submit to Tenant the results of any electrical survey and the same shall be deemed binding upon Tenant unless Tenant shall object to same within thirty (30) days of the date that Landlord shall furnish Tenant with the results of the survey. In the event that Landlord and Tenant cannot agree upon the results of a survey the same shall be submitted to arbitration by an independent expert appointed jointly by a representative of Tenant and Landlord. However, until such time as the arbitration shall have been concluded, the results of Landlord's survey shall be utilized for the purposes of determining

Tenant's electrical consumption with an appropriate adjustment to be made based upon the results of the arbitration.

                 If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this Lease, the additional rent payable pursuant to Section 15.02 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to the Tenant's premises effective as of the date of any increase.

                 Landlord, at Landlord's option, may elect not to have an electric survey done of the premises in which case Tenant's electric charges shall conclusively be deemed to be $1.25 per square foot per annum.

                 3. Tenant shall make no substantial alterations or additions to the electric equipment and/or appliances.

                 4. Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for Tenant's requirements or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expense, or non-supply of electric service or current in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease.

                 5. Tenant shall make no changes, alterations, additions, substitutions (" changes") to any risers, conduits, meters, panel boxes, switch gear, wiring or any other part of the electric service without the express prior written consent of Landlord. Any changes requested by Tenant shall be sent in writing to Landlord, and if, in the sole judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant covenants and agrees to pay Landlord for such costs and expenses, as additional rent hereunder, upon the rendition of a bill indicating the amount due therefor.

             G. Electrical lighting, cleaning and maintenance of the common areas of the Building and Land.

             H. 1. Tenant acknowledges that Landlord is required to furnish electricity, water, air conditioning, heat, ventilation, building maintenance and other facilities and services (herein collectively referred to as "building services") only during Business Hours, Landlord shall provide building services to Tenant at times other than during Business Hours (herein referred to as "extra hours service") provided that (i) Tenant pays to Landlord, as additional rent, a special charge (herein referred to as "extra hours charge"), (ii) Tenant's request for the same shall be received by Landlord prior to 2:00 P.M. on the day on which extra hours service is required after Business Hours on weekdays, prior to 2:00 P.M. on the day preceding any required extra hours service before Business Hours on weekdays, and prior to 2:00 P.M. of the prior Business Day if extra hours service is required before or after Business Hours on a Saturday, Sunday or holiday.

                 2. The extra hours charge shall be at the rate of $25.00 per hour.

             I. The term "Business Days", as used in this Lease, shall mean Monday to Friday, inclusive, and Saturday from 8:00 A.M. to 1:00 P.M. excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (herein called "holidays") Tenant shall, however, have access to the premises 24 hours a day, 7 days a week, but Landlord shall not be required to furnish building services during other than Business Hours on Business Days unless Tenant has requested the same in accordance with sub-section (H)(I) above.

             J. The term "Business Hours", as used in this Lease, shall mean all times between 8:00 A.M. and 6:00 P.M. on Monday to Friday, inclusive, excluding holidays, and Saturday from 8:00 A.M. to 1:00 P.M., excluding holidays.

             K. Landlord reserves the right, without being liable to Tenant and without abatement or diminution in rent, to suspend, delay or stop any of the building services to be furnished and provided by Landlord under this Lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of labor or fuel (or inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond Landlord's control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Landlord's reasonable judgment are desirable or necessary to be made. Landlord agrees, however, to use its best efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this subparagraph K.

          11. ASSIGNMENT, SUBLETTING, ETC.

             A. Tenant, for itself, its heirs, executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. The sale or transfer of stock control, if Tenant be a corporation, shall be deemed an assignment of this Lease unless (a) such sale or transfer is made to a publicly owned corporation, (b) it involves the sale or issuance of securities registered under the Securities Act of 1933, as amended,
(c) it is made amongst the existing stockholders of Tenant, or (d) it results from the death of a stockholder of Tenant. Similarly, the sale or transfer of membership interests in a limited liability company or of partnership interests in a partnership when such sale or transfers change control of the entity shall also be deemed an assignment of this Lease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anyone other than Tenant. Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

             B. If Tenant intends to and has entered into a proposed sublease of the premises or assignment of this Lease, such sublease or assignment shall be subject to the provisions of this Article 11 and Tenant shall send Landlord a written notice ("Tenant's Notice of Intention") advising Landlord of Tenant's intention to finalize the sublease or assignment in accordance with the terms of that instrument and an executed copy of the proposed sublease or assignment. Landlord shall have a period of thirty (30) days after receipt from Tenant of such Notice to elect to terminate this Lease and the unexpired term hereof ("recapture") or to advise Tenant that Landlord consents or refuses to consent to such proposed sublease or assignment. In the event Landlord elects to recapture the demised premises, Tenant shall vacate and surrender possession of the demised premises by not later than the date set forth in Tenant's Notice of Intention for the date upon which the proposed sublease or assignment (as the case may be) was intended to become effective, which date shall not be prior to forty (40) nor later than one hundred twenty
(120) days after sending of Tenant's Notice of Intention ("termination date"). Upon Tenant's vacating and surrendering possession of the demised premises as of the aforesaid termination date as if said date were the termination date set forth in the Preamble to this Lease.

             C. Landlord agrees that if it does not elect to recapture the demised premises in accordance with subparagraph B, Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment, provided, however, that Landlord shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building (or to a subsidiary or affiliate), or if, in the reasonable judgment of Landlord, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the facilities of the Building or conflict with the provisions of any other lease or agreement affecting the Building.. Landlord may refuse consent to an assignment or sublease to any prospective Tenant who has been offered rental space at the Property by Landlord or its representatives.

             D. It is expressly agreed that Landlord shall have the right to negotiate directly with any proposed subtenant or assignee, whether the identification thereof shall have been disclosed to Landlord by Tenant or others, and Landlord shall have the right to enter into a direct lease with any proposed subtenant, its parent, affiliate or subsidiary, either with respect to the sublet area or any other premises or space in the Building for such term and upon such rentals and other provisions or agreements as Landlord elects, including the same terms and conditions set forth in the proposed sublease or assignment submitted to Landlord with Tenant's Notice of Intention.

             E. Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of Paragraph B of this Article 11, shall have the right to assign this Lease or sublet the premises to, or allow the premises to be otherwise occupied by, any parent, subsidiary, affiliate, group or division of Tenant, provided, however, that no such assignment or subletting shall be deemed to relieve it of liability for the full and faithful performance of all the terms and conditions on its part to be performed under this Lease.

             F. In the event Tenant assigns this Lease, as permitted by this
Article 11, such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within five (5) days of the execution of such assignment, a duplicate, executed copy of such assignment and a duplicate, executed copy of an agreement on the part of the assignee, satisfactory to Landlord, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease and such assignment is consistent in all manner with Landlord's consent. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the assigning Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by "Tenant" for the remainder of the term. No oral or verbal assignment, or sublease or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of performance of Tenant's obligations hereunder by any purported assignee or sublessee, shall be deemed a waiver of any obligation of Tenant hereunder.

             G. Tenant agrees to pay to Landlord all fees, costs and expenses, including, but not limited to, reasonable attorney's fees and disbursements, incurred by Landlord in connection with any proposed assignment of this Lease and any proposed sublease of the Demised Premises.

          12. LANDLORD'S RIGHTS. Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

             A. To change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, stairs, toilets, or other public parts of the Building without liability to Tenant, provided that Tenant's use and enjoyment of the premises are not adversely affected thereby.

             B. To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the demised premises and to approve all sources furnishing cleaning services, painting, repairing and maintenance, which approval shall not be unreasonably withheld or delayed.

             C. To enter the demised premises at all reasonable times (1) for the making of such inspections, alterations, improvements and repairs, as Landlord may deem reasonably necessary or desirable, (2) for any purpose whatsoever relating to the safety, protection or preservation of the demised premises or of the Building, and (3) to take material into and upon said premises. If a representative of Tenant shall not be personally present to open and permit an entry into the premises at any time when an entry shall be reasonably necessary or permissible hereunder, Landlord or its agents may enter by a master key or may, in case of emergency, forcibly enter the same without rendering Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

             D. At any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the premises.

             E. To erect, use and maintain pipes, ducts, shafts and conduits in and through the demised premises, provided same do not unreasonably interfere with Tenant's use and occupancy of the demised premises.

             F. To charge to Tenant any expense, as additional rent, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the premises are made or done after ordinary business hours at Tenant's request.

             G. If during the last six months of the term or of a renewal term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may enter and alter, renovate, and redecorate the premises without reduction or abatement of rent or incurring any liability to Tenant for compensation.

             H. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided that Tenant's permitted use of the premises shall not be adversely affected thereby.

             Landlord may exercise any or all of the foregoing rights thereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without limitation or abatement of rent or other compensation and such acts shall have no effect on this Lease.

          13. DAMAGE BY FIRE, ETC.

             A. If the entire premises or any part thereof shall be damaged by fire or other casualty and Tenant shall give prompt written notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage, and if the premises, or any part thereof, shall be rendered untenantable by reason of such damage, the rent hereunder, or an amount thereof apportioned according to the area of the premises so rendered untenantable if less than the entire premises shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; provided, however, that if Landlord or mortgagee of the Building and the Land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances made or removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

             B. In case the Building shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the Building or the premises shall, in Landlord's reasonable opinion, be required (whether or not the premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent payable hereunder shall be apportioned as of such date.

             C. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under it by way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties or any other insurance averages obtained, if such fire or other casualty or other insured event shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releaser to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefor, so long as the other party pays such extra cost.

          14. CONDEMNATION.

             A. In the event that any part of the premises or the whole of the Land and Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease, and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting In the of event title, that a part of the Land or Building shall be so condemned or taken, then Landlord (whether or not the premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting If Landlord of title, does not so unaffected by such condemnation or taking, and the rent payable hereunder shall not be abated. In the event that only a part of the Building shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

             B. In the event of their termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease, and the rent payable hereunder shall be apportioned as of such date.

             C. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Land and Building (including the premises), Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive all or a portion of the condemnation award, shall be entitled to receive the entire award in the condemnation proceeding, including any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority, except that Tenant shall have the right to assert a claim against the condemning authority for the value of movable fixtures and equipment installed and paid for by Tenant and for relocation expenses, provided that the payment of any award to Tenant does not diminish the amount which would otherwise be paid to Landlord or the mortgagee by that condemning authority.

             D. It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

          15. COMPLIANCE WITH LAWS. Tenant shall at its expense throughout the Term, promptly comply, or cause compliance, with all laws and ordinances and the orders, rules, regulations and requirements (individually and collectively, the "LEGAL REQUIREMENTS") of all federal, state, county and municipal governments and appropriate departments, commissions, boards, subdivisions, and officers thereof (individually and collectively, the "GOVERNMENTAL AUTHORITIES"), and with all of the requirements of the Board of Fire Underwriters or similar body having jurisdiction, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy, which may be applicable to the Demised Premises or the use or manner of use thereof. The foregoing notwithstanding, Tenant shall not hereby be under any obligation to comply with any law, ordinance, order or regulation requiring any structural alteration of or in connection with the premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the use or manner of use to which Tenant puts the premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall have the option of making such alteration and paying the cost thereof, or of terminating this Lease and the term and estate hereby granted by giving to Tenant not less than thirty (30) days' prior written notice of such termination.

          16. DAMAGE TO PROPERTY.

             A. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning or other similar or dissimilar systems serving, located in, or passing through, the premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the use by, Tenant or by the employees, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant, as additional rent, upon the rendition of a bill indicating the amount due therefor.

             B. All personal property belonging to Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Building or demised premises shall be there at sole risk of Tenant and neither Landlord nor Landlord's agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto, nor shall Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, falling plaster, sewers or sewage odors, noise, leaks from any part of said Building or roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants of the Building or of any other person.

             C. All damage or injury to the premises or to its fixtures, appurtenances and equipment or to the Building, its fixtures, appurtenances or equipment caused by Tenant's moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which Tenant, its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense, in quality and class at least equal to the original work or installations, and to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, the same may be made by Landlord for the account of Tenant and the cost thereof shall be collectible as additional rent or otherwise after rendition of a bill or statement and payable simultaneously with the next monthly installment of rent due and payable hereunder.

          17. SUBORDINATION.

             A. This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or Landlord; s interest therein, and to each advance made and/or hereafter to be made under any such mortgages and to all renewals, modifications, consolidations. replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This subparagraph (a) shall be selfoperative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any instrument that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

             B. Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the term of this Lease. The foregoing provisions shall inure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to owner, mortgagee or holder, in which Tenant shall acknowledge such attornment and shall set forth herein and shall apply for the remainder of the term of this Lease. Nothing contained in this subparagraph B shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder.

             C. Tenant agrees that, in the event that the interest of the Landlord becomes vested in the holder of any mortgage or in any ground lessor, to anyone claiming by, through or under either of them, then such holder shall not be:

                 1. liable for any act or omission of any prior landlord (including Landlord herein); or

                 2. subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

                 3. bound by any rent which Tenant may have paid for more than the current month to any landlord (including Landlord herein).

             D. No alteration or modification of any provision hereof, nor any cancellation or surrender of this Lease shall be valid or binding as against any holder of any mortgage unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this Lease.

             E. Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be requested by the holder of any mortgage on the Landlord's interest in the Land and/or the Building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

          18. NOTICES. Any notice, consent, approval, request or demand hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail with return receipt requested, postage prepaid, addressed to Landlord at Landlord's address and to Tenant at Tenant's address, or of the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests or demands by setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. All bills, statements and building communications from Landlord to Tenant may be served by ordinary mail or otherwise delivered to Tenant or left at the premises, For the purpose hereof, the term "building communications" shall be deemed to by any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations, and is given to all or substantially all of the tenants in the Building. The time of rendition of any bill, statement or building communication and of the giving of any other notice, consent, approval, request or demand shall be deemed to be the time when the same is delivered to Tenant, left at the premises, or deposited in the U.S. Postal Service facility, postage prepaid, as the case may be.

          19. CONDITIONS OF LIMITATION. This Lease and the term and estate hereby granted are subject to the limitation that if prior to or during the term of this Lease:

             A. Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof; or

             B. A petition is filed by or against Tenant under the reorganization provisions of the United State Bankruptcy Act or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing; or

             C. Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import; or

             D. A permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall have not been discharged within ninety (90) days from the date of his appointment; or

             E. Tenant shall default in the payment of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days after written notice; or

             F. Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (1) shall not, promptly upon giving such notice, advise Landlord in writing of Tenant's intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord; or

             G. Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article 11 hereof, or whenever Tenant shall desert or abandon the premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not); or

             H. Any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default by Tenant thereunder;

Then, in any of the aforesaid cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided in Article 21 hereof. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in subparagraphs A, B, C, D and G of this Article 19, said term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant," as used in said paragraphs, shall be deemed to include also the guarantor or, if there be more than one guarantor, all of any one of them; and if this Lease shall have been assigned, the term "Tenant," as used in said subparagraphs, shall be deemed to include the assignee and the assignor or either of them under any such assignment, provided, however, that Landlord reserves the sole option to release the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor so released.

          20. RE-ENTRY BY LANDLORD.

             A. If Tenant shall default in the payment of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default, or if this Lease shall expire and terminate as in Article 19 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the premises again as and of its first estate and interest therein. The words "re-enter," "re-entry," and "re-entered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Article 19, or in the event that Landlord shall re-enter the premises under the provisions of this Article 20 or in the event of the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall be responsible for Tenant's obligations pursuant to this Lease up to the time of such termination of this Lease, or of such recovery of possession of the premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 21.

             B. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provision or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means or redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

             C. In the event of (1) the termination of this Lease under the provisions of Article 19 hereof, (2) the re-entry of the premises by Landlord under the provisions of this Article 20, or (3) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.

          21. DAMAGES.

             A. In the event of any termination of this Lease under the provisions of Article 19 in the event that Landlord shall re-enter the premises under the provisions of Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages, at the election of Landlord, either:

                 1. a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess, if any, of(i) the aggregate of all rent which would have been payable hereunder by Tenant had this Lease not so terminated for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (ii) the aggregate of all rent of the premises for the same period based upon the then local market rental value of the premises; or

                 2. sums equal to the aggregate of all rent which would have been payable by Tenant has this Lease not so terminated, or had Landlord not so re-entered the premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full term hereby granted; provided, however, that if Landlord shall re-let all or any part of the premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in connection thereof, as well as the reasonable expenses for re-letting, including altering and preparing the premises for new tenants, brokers' commissions and all other similar or dissimilar expenses properly chargeable against the premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

             B. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the premises.

             C. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages (including interest on all such amounts at the rate of eighteen (18%) percent per annum) to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

          22. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease.

          23. NO WAIVERS.

             A. No receipt of money by Landlord from Tenant with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the demised premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease, or affect any such notice demand or suit.

             B. No delay on the part of the Landlord or Tenant in exercising any right, power or privilege hereunder or to seek any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

             C. No act done or thing said by Landlord or Landlord's agents shall constitute a cancellation, termination or modification of, or eviction or surrender under, this Lease, or a waiver of any covenant, condition or provision hereof, nor relieve Tenant of Tenant's obligation to pay the rent hereunder. Any acceptance of surrender, waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord, by its duly authorized representative. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

             D. Tenant hereby expressly waives service of any notice of Landlord's intention to reenter. Tenant hereby tiller waives any and all rights to recover or regain possession of the demised premises or to reinstate or to redeem the Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

             E. No failure by Landlord to enforce any of the Rules and Regulations against Tenant and/or other tenant or occupant of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by Landlord unless such waiver be in writing signed by Landlord.

             F. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any rent check or payment be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover any balance due or to pursue any other remedy in this Lease provided.

          24. PARTIES BOUND. The covenants, agreement, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 24 shall not be construed as modifying the conditions of limitation contained in Article 19 hereof. It is understood and agreed, however, that the covenants and obligations on the part of the Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 25.

          25. CURING TENANT'S DEFAULTS. If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Article 19 of this Lease or if an emergency exists. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such costs, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease.

          26. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by certified mail, return receipt requested, a copy of any Notice of Default served upon the Landlord, provided that, prior to such notice, Tenant has been notified in writing by way of Notice of Assignment of Rents and Leases, or otherwise, of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional time as may be necessary if within thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

          27. TENANT'S ENVIRONMENTAL RESPONSIBILITIES

             A. Tenant agrees to refrain, and to prevent its employees, invitees, agents, contractors and subtenants, from bringing any Hazardous Materials onto the Demised Premises, except for cleaning fluids in de minimis quantities for normal cleaning use within the Demised Premises which shall be stored in proper containers and in compliance with Legal Requirements. Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, actions, administrative proceedings, judgments, damages, penalties. costs, expenses, losses and liabilities of any kind or nature that arise (indirectly or directly) from or in connection with the presence (or suspected presence), release (or suspected release), spill (or suspected spill) or discharge (or suspected discharge) of any Hazardous Materials in, on or about the Demised Premises at any time during or after the first day of possession thereof by Tenant, or resulting from the acts or omissions of Tenant, its subtenants or their respective employees, agents or contractors. Without limiting the generality of the foregoing, the indemnity set forth above shall specifically cover any investigation, monitoring and remediation costs.

             B. The term "Hazardous Materials" shall mean any hazardous or toxic substances, materials, wastes, pollutants and the like which are defined as such in, and/or regulated by (or become defined in and/or regulated by), any Legal Requirements including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.ss.9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 ET SEQ.), the Clean Water Act (33 U.S.C.ss.1251 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 ET SEQ.), the Clean Air Act (42 U.S.C.ss.7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss.2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 ET SEQ.), ISRA (and its predecessor statutes), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11, ET SEQ.), the Air Pollution Control Act (N.J.S.A. 26:2C-2, ET SEQ.), the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1, ET SEQ.), the Underground Storage Tank Act (N.J.S.A. 58:10A-21, ET SEQ.), the Solid Waste Management Act (N.J.S.A. 13:1E-1, ET SEQ.) and any other Legal Requirement which is presently in effect or hereafter enacted relating to environmental matters, any rules and regulations promulgated under any of the foregoing, and any and all amendments to the foregoing.

             C. Tenant further covenants and agrees that (x) its operation at the Demised Premises shall not involve any Hazardous Materials and (y) Tenant is not, and the Demised Premises shall not be occupied during the Lease by, an "Industrial Establishment," as defined in the Industrial Site Recovery Act, N.J.S.A. 13:1k-6 ET SEQ.), and the rules and regulations promulgated thereunder, as same may be amended from time to time ("ISRA"). If Tenant's operations on the Demised Premises now or hereafter constitute an Industrial Establishment subject to the requirements of ISRA, then prior to the expiration or sooner termination of this Lease, Tenant, at its own cost and expense, shall comply with all requirements of ISRA pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of the New Jersey Department of Environmental Protection ("DEP") and Landlord. If Tenant has not fully complied with ISRA prior to the expiration or sooner termination of the Lease, then Tenant, at Landlord's option and in addition to all other rights and remedies of Landlord under this Lease, at law, in equity or otherwise, shall be deemed to be a holdover tenant and the provisions of Article 34 shall be applicable. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, at Tenant's sole cost and expense, at least thirty (30) days prior to the expiration of the Term or any assignment of this Lease or subletting of the Demised Premises, a letter from the DEP stating that termination of Tenant's operations at the Demised Premises does not trigger ISRA, together with true copies of any affidavits on which such letter is based. If Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a negative declaration and shall promptly sign such affidavits when requested by Landlord.

             D. Tenant has provided an Environmental Disclosure Affidavit attached hereto as EXHIBIT F. This Lease has been entered into by the Landlord on the basis of this Environmental Disclosure Affidavit. If any information provided in the Affidavit is incorrect, such defect shall constitute an Event of Default hereunder. Further, Tenant shall immediately notify Landlord if any information provided in the Environmental Disclosure Affidavit has changed and promptly provide to Landlord upon demand an affirmation of the information contained therein and any additional information related thereto requested by Landlord. The provisions of this Article 27 shall survive the expiration or sooner termination of this Lease.

          28. MISCELLANEOUS.

             A. If in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional lender or the New Jersey Economic Development Authority or its nominee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially decrease the obligations of Landlord hereunder. In addition thereto, Tenant shall furnish to any mortgagee or proposed mortgagee of the Building, copies of Tenant's latest financial statements duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the Tenant, its duly certified officer or partner, as the case may be.

             B. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

             C. Tenant shall not sublet, take by assignment, or otherwise occupy any space in the Building other than the premises hereby demised, except with the prior written consent of Landlord in each instance.

             D. If this Lease is offered to Tenant by the managing agent of the Building, such offer is made solely in the capacity as such agent and subject to Landlord's acceptance and approval; and Tenant has executed this Lease upon the understanding that this Lease shall not in any way bind Landlord until such time as the same has been approved and executed by Landlord and a counterpart delivered to or received by Tenant.

             E. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

             F. Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.

             G. The term "Landlord" as used in this Lease shall mean the owner for the time being of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord arising on and after such sale or transfer.

             H. The words "herein," "hereof," "hereunder," "hereafter," and the words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

             I. In all cases where Landlord's consent or approval is required under this Lease, Landlord covenants and agrees that such covenant or approval shall not be unreasonably withheld or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable grace period provided herein.

             J. Landlord does not, in any way for any purpose, become a partner of Tenant in the conduct of business, or otherwise, a joint adventurer or a member of a joint enterprise with Tenant.

             K. Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements in the demised premises from time to time and to make alterations thereof or additions thereto and to build adjoining same and to instruct double-deck or elevated parking facilities.

          29. INABILITY TO PERFORM. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing to by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God.

          30. ABANDONED PERSONAL PROPERTY. Any personal property (other than any fixture, equipment, improvement, installation or appurtenance of the character referred to in Article 8 hereof), which shall remain in the premises or any part thereof after the expiration or termination of the term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property. In no event shall Landlord have any obligation for safekeeping or storage of any property that Tenant has left on the premises..

          31. EXCULPATION. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Land and Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

          32. ARTICLE HEADINGS. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

          33. QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant is not in default beyond the applicable grace period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying leases and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof, to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth.

          34. HOLDING OVER. If the Tenant retains possession of the demised premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord base rent at double the rate specified in Article 3, together with additional rent and other charges as provided herein, for the time the Tenant thus remains in possession, and, in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession, If the Tenant remains in possession of the demised premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month-to-month basis at double the monthly rental set forth in Article 3, together with additional rent and other charges as provided herein. The provisions of this Article 34 do not exclude the Landlord's rights of re-entry or any other right hereunder.

          35. RELOCATION. Landlord hereby reserves the right, at its sole expense and on at least thirty (30) days' prior written notice, to require Tenant to move from the Premises to other space within the Building. The aforesaid relocated space shall be of comparable size and decor, in order to petit Landlord to consolidate the space leased to Tenant with any other space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay ail expenses of preparing and decorating the relocated space so that it will be substantially similar to the Premises from which the Tenant is moving and Landlord will also pay the expense of moving Tenant's furniture and equipment to the relocated space. In such event, this Lease and each and all of the terms, covenants and conditions hereof, shall remain in full force and effect and thereupon be deemed applicable to new space except that the description of the Premises shall be revised and if applicable Tenant's Percentage shall likewise be revised.

          36. PARKING SPACES. Tenant's occupancy of the Demised Premises shall include the use of four (4) non-designated unassigned parking spaces per 1,000 square feet of Demised Premises, or six (6) nondesigned unassigned parking spaces. Landlord reserves the right to require Tenant to affix parking stickers or other means of identification upon the vehicles operated by Tenant, its subtenants, licensees, invitees, concessionaires, officers and employees. Tenant shall, upon request, promptly furnish to Landlord the license plate numbers of the vehicles parked in the parking area(s) by Tenant, its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of Tenant, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, fails to affix such parking stickers or other means of identification, or is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Landlord, or Tenant, its subtenants, licensees, invitees, concessionaires, officers or employees exceed the number of unassigned parking spaces allocated to Tenant herein (i) Tenant shall pay to Landlord such reasonable penalty as may be fixed by Landlord from time to time and/or (ii) Landlord, at Landlord's sole option by at Tenant's sole expense, shall cause the parking area(s) to be policed by Landlord's personnel or , alternatively, request that the Tenant hires its own personnel to do same. The amounts due under the provisions of this Section shall be deemed to be Additional Rent. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking area(s).

         IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.


Signed, Sealed and Delivered       BCE ASSOCIATES, L.P. (Landlord)
in the presence of:
                                       By:  BCE GP, INC., General Partner


                                       By:/S/ Steven J. Denholtz
----------------------                    -----------------------------
                                          Steven J. Denholtz, President



                                    MEDJET (Tenant)


/S/ Cheryl Blake                    By:/S/ Eugene I. Gordon
----------------------------------     --------------------
           Cheryl Blake             Name:
    NOTARY PUBLIC OF NEW JERSEY     Title:
MY COMMISSION EXPIRES FEB. 9, 2004